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
EXHIBIT  11.1


                                    SBE, INC.
                 STATEMENTS OF COMPUTATION OF NET LOSS PER SHARE
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                              Three months ended
                                                 January  31,
                                              ------------------
                                                2002      2001
                                              --------  --------
BASIC

Weighted average number of
 common shares outstanding                      3,457     3,331
                                              --------  --------

Number of shares for computation of
 net loss per share                             3,457     3,331
                                              ========  ========

Net loss                                      $(1,218)  $(1,313)
                                              ========  ========

Net loss per share                            $ (0.35)  $ (0.39)
                                              ========  ========


DILUTED

Weighted average number of
common shares outstanding                       3,457     3,331

Shares issuable pursuant to options granted
 under stock option plans, less assumed
 repurchase at the average fair market value
 for the period                                    (a)       (a)
                                              --------  --------

Number of shares for computation of
 net loss per share                             3,457     3,331
                                              ========  ========

Net loss                                      $(1,218)  $(1,313)
                                              ========  ========

Net loss per share                            $ (0.35)  $ (0.39)
                                              ========  ========

(a) In loss periods, common share equivalents would have an antidilutive effect on loss per share and therefore have been excluded.
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